UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2019, GI Dynamics, Inc. (the “Company”) issued two warrants to purchase CHESS Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of the Company’s Common Stock, US$0.01 par value per share (the “Common Stock”)) or Common Stock, the issuance of which were previously agreed upon on March 15, 2019 and May 8, 2019, respectively, pending the approval of the Company’s stockholders. The Company solicited and received stockholder approval for the issuance of these warrants, as reflected in the reporting of the votes for Proposals 3 and 5 in Item 5.07 of this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders (the “Annual Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, on June 30, 2019. Of the Company’s 19,277,546 shares of common stock issued and outstanding and eligible to vote as of the record date of May 19, 2019, a quorum of 16,064,750 shares, or 83.33% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on June 20, 2019 (the “Proxy Statement”). The following actions were taken at the Annual Meeting:

Proposal 1—To elect the one Class II director nominee named in the Proxy Statement to serve a three-year term expiring in 2022.

Name of Director Elected	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Timothy J. Barberich	16,003,676	3,781	60	—

Proposal 2—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 3, the conversion feature of the note with a face value of US$1 million issued on March 15, 2019 to Crystal Amber Fund Limited, an existing stockholder, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,679,729*	50,090	60	—

Proposal 3—For the purposes of ASX Listing Rule 10.11 and for all other purposes, conditional on the approval of Proposal 2, to approve the issue of a warrant to Crystal Amber Fund Limited, an existing stockholder, which will entitle Crystal Amber Fund Limited to subscribe for 78,984,823 CHESS Depositary Interests of the Company (representing 1,579,696 shares of common stock of the Company), on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,679,729**	50,090	60	—

Proposal 4—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 5, the conversion feature of the note with a face value of US$3 million issued on May 9, 2019 to Crystal Amber Fund Limited, an existing stockholder, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,679,673***	50,146	60	—

Proposal 5—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 4, the issue of a warrant to Crystal Amber Fund Limited, an existing stockholder, which will entitle Crystal Amber Fund Limited to subscribe for 236,220,472 CHESS Depositary Interests of the Company (representing 4,724,409 shares of common stock of the Company), on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,679,673****	50,146	60	—

Proposal 6— For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve an amendment to Section 2(b) of the Senior Secured Promissory Note dated June 15, 2017 held by Crystal Amber Fund Limited to provide that the optional conversion price of the note will be based on the five-day volume weighted average price of the Company’s CHESS Depositary Interests on the ASX prior to the business day on which the notice to convert is received by the Company converted into US dollars, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,725,982*****	3,837	60	—

*

Of the 16,018,441 votes to approve Proposal 2, 9,338,712 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder and counterparty to the convertible note that is the subject of Proposal 2.

**

Of the 16,018,441 votes to approve Proposal 3, 9,338,712 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder and counterparty to the warrant that is the subject of Proposal 3.

***

Of the 16,018,385 votes to approve Proposal 4, 9,338,712 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder whose right to convert the convertible note is the subject of Proposal 4.

****

Of the 16,018,385 votes to approve Proposal 5, 9,338,712 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder and counterparty to the warrant that is the subject of Proposal 5.

*****

Of the 16,064,694 votes to approve Proposal 6, 9,338,712 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder whose promissory note is the subject of Proposal 6.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: July 1, 2019	/s/ Charles Carter
Charles Carter Chief Financial Officer